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 Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
375 Hudson Street, 8th Floor
New York, NY 10014

45 Hazelton Avenue
Toronto, Ontario M5R 2E3

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
212-463-3644 / 416-960-9000
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS THIRD QUARTER 2005 RESULTS

TORONTO, Ontario (November 8, 2005) – MDC Partners Inc. (“MDC Partners”) today announced its financial results for the three and nine months ended September 30, 2005.

Consolidated revenues for the three months ended September 30, 2005 were $118.9 million, an increase of 45% compared to $82.1 million in the same period of 2004. Operating income was $6.9 million versus $5.9 million reported in the third quarter of 2004. Net loss from continuing operations for the three months ended September 30, 2005 was ($2.5) million versus ($0.9) million for the same period in 2004. Diluted loss per share from continuing operations for the third quarter of 2005 was ($0.11), compared to ($0.04) last year.

Consolidated EBITDA for the third quarter of 2005 was $15.4 million versus $10.8 million during the same period of 2004. MDC’s share of EBITDA increased 8% to $9.3 million in the third quarter of 2005 from $8.6 million in the third quarter of 2004.

Cash earnings per share for the three months ended September 30, 2005 was $0.27.

EBITDA, MDC’s share of EBITDA and cash earnings per share are non-GAAP measures. These amounts have been reconciled to GAAP results in Schedules 3-5 of this press release.

Consolidated revenues for the nine months ended September 30, 2005 were $316.8 million, an increase of 41% compared to $225.2 million in the same period of 2004.

Operating income was $10.6 million versus $7.9 million reported in the same period of 2004, an increase of 34%. Net loss from continuing operations for the nine months ended September 30, 2005 was ($7.0) million versus income from continuing operations of $12.6 million for the same period in 2004. The loss from continuing operations during the nine months ended September 30, 2005 included other income of $0.8 million, compared to a gain on asset sales and settlement of debt of $14.9 million and an accrual recovery of $2.4 million in the first nine months of 2004. Excluding the impact of these items, the loss from continuing operations would have been ($6.5) million in the first nine months of 2005 versus income from continuing operations of $2.3 million in the same period of 2004. Diluted loss per share from continuing operations for the first nine months of 2005 was ($0.30), compared to diluted earnings per share of $0.55 reported last year.

Consolidated EBITDA for the first nine months of 2005 was $32.8 million versus $23.1 million during the same period of 2004. MDC’s share of EBITDA increased 7% to $18.4 million in the first nine months of 2005 from $17.2 million in the first nine months of 2004.

Cash earnings per share for the nine months ended September 30, 2005 was $0.70.

“I am very pleased with the organic revenue growth of 11.6% generated by the Marketing Communications group and the $50 million of net new business wins during the quarter, the largest reported in the Company’s history,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Segment Results

Revenue for the Marketing Communications group was $97.0 million for the third quarter of 2005 compared to $62.1 million in 2004, representing a year-over-year increase of 56%. This increase included organic revenue growth(1) of 11.6% for the quarter. Operating profit for Marketing Communications for the third quarter of 2005 increased by approximately 57% to $13.8 million from $8.8 million. Marketing Communications revenue for the first nine months of 2005 increased 54% to $261.0 million from $169.9 million and operating profit for the same period increased 44% to $30.2 million from $21.0 million from the first nine months of 2004.

Revenues recorded by the Secure Products group for the third quarter of 2005 were $21.9 million, representing an increase of 9% compared to 2004. The Secure Products group posted an operating profit of $1.2 million, compared with an operating profit of $0.9 million in 2004. For the first nine months of 2005, Secure Products reported revenue of $55.8 million versus $55.3 million in the first nine months of 2004. Operating loss for the first nine months of 2005 was ($0.8) million compared to operating profit in the first nine months of 2004 of $1.8 million.

(1) Organic revenue growth is a non-GAAP measure that refers to growth in revenues from sources other than acquisitions or foreign exchange impacts. For purposes of calculating organic revenue growth for the Marketing Communications group and the SMS segment, it was assumed that Crispin Porter + Bogusky was consolidated for the entire comparable reporting period.

Beginning with the third quarter, the Company has commenced reporting its businesses in five reporting segments plus Corporate. The Marketing Communications group is comprised of three of these segments: Strategic Marketing Services (“SMS”), Customer Relationship Management (“CRM”) and Specialized Communication Services (“SCS”). The Secure Products group is comprised of two reporting segments: Secure Cards and Secure Paper.

Additional details regarding the composition of these reporting segments will be disclosed during our third quarter conference call (see details below) and in our Form 10-Q for the period ended September 30, 2005.

Strategic Marketing Services

Revenue for the SMS segment was $59.7 million for the third quarter of 2005 compared to $30.8 million in 2004, representing a year-over-year increase of 94%. This increase included organic revenue growth of 7.3% for the quarter. Operating profit for SMS for the third quarter of 2005 increased by approximately 105% to $9.5 million from $4.6 million. SMS revenue for the nine months ended September 2005 increased 88% to $153.8 million from $81.7 million and operating profit for the same period increased 67%, to $20.6 million, compared to $12.4 million for the first nine months of 2004.

Customer Relationship Management

Revenue for the CRM segment was $16.6 million for the third quarter of 2005 compared to $15.1 million in 2004, representing a year-over-year increase of 10%, all of which was organic growth. Operating profit for CRM for the third quarter of 2005 decreased by approximately 71% to $0.5 million from $1.7 million. CRM revenue for the nine months ended September 2005 increased 18% to $49.1 million from $41.7 million. Operating profit for the same period decreased 74% to $0.6 million from $2.3 million from the first nine months of 2004.

Specialized Communication Services

Revenue for the SCS segment was $20.6 million for the third quarter of 2005 compared to $16.2 million in 2004, representing a year-over-year increase of 27%, 24% of which was organic growth. Operating profit for SCS for the third quarter of 2005 increased by approximately 56% to $3.8 million from $2.4 million. SCS revenue for the nine months ended September 2005 increased 25% to $58.1 million from $46.5 million. Operating profit for the same period increased 41% to $9.0 million from $6.3 million from the first nine months of 2004.

Secure Cards

Revenues recorded by the Secure Cards business for the third quarter of 2005 were $7.8 million, representing an increase of 26% compared to 2004. The Secure Card business posted an operating loss of ($0.1) million, compared with a loss of ($0.9) million in

2004. For the first nine months of 2005, the Secure Card business reported revenue of $21.9 million versus $19.0 million in the first nine months of 2004. Operating loss for the first nine months of 2005 was ($1.3) million compared to operating loss in the first nine months of 2004 of ($2.0) million.

Secure Paper

Revenues recorded by the Secure Paper business for the third quarter of 2005 were $14.1 million, representing an increase of 1.8% compared to 2004. The Secure Paper business posted operating profit of $1.3 million, compared with an operating profit of $1.8 million in 2004. For the first nine months of 2005, Secure Paper reported revenue of $33.9 million versus $36.3 million in the first nine months of 2004. Operating profit for the first nine months of 2005 was $0.5 million compared to operating profit in the first nine months of 2004 of $3.8 million.

The Company will provide significant additional details on its business results on its conference call (see details below).

“We are pleased with the progress that our businesses have made during the quarter following significant management and infrastructure changes implemented during the first half of the year. In addition, we believe that our new reporting structure will enhance our shareholders’ understanding of our business segments,” said Steven Berns, President and Chief Financial Officer.

Conference Call

Management will host a conference call today at 8:30 a.m. (EST) to discuss our third quarter results. The conference call will be accessible by dialing 416-640-4127 or toll free 800-814-4853. An investor presentation has been posted to our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services, and secure transaction products and services, to clients in the United States, Canada, Australia and the United Kingdom. Through its partnership of entrepreneurial firms, its Marketing Communications group provides advertising, specialized communication and consulting services to leading brands. The Secure Products group provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.SV.A”

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding the financial and strategic impact of acquiring the Zyman Group, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•	the Company’s ability to remain in compliance with its credit facility;
•	risks arising from identified and potential future material weaknesses in internal control over financial reporting;
•	the Company’s ability to retain and attract key employees;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 2

MDC PARTNERS INC.
SEGMENTED INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,

2005		2004	2005	2004

Strategic Marketing Services
Revenue	$59,699	$30,751	$153,810	$81,660
EBITDA	15,053	5,684	33,680	15,233
MDC's Share of EBITDA	9,815	4,193	21,793	11,012
Customer Relationship Management
Revenue	$16,645	$15,122	$49,145	$41,742
EBITDA	1,419	2,549	3,336	4,690
MDC's Share of EBITDA	1,369	2,379	3,273	4,608
Specialized Communication Services
Revenue	$20,633	$16,235	$58,087	$46,530
EBITDA	4,023	2,682	9,610	7,080
MDC's Share of EBITDA	3,239	2,091	7,186	5,491
Secure Cards
Revenue	$7,804	$6,177	$21,882	$18,971
EBITDA	402	(449)	125	(862)
MDC's Share of EBITDA	402	(449)	125	(862)
Secure Paper
Revenue	$14,117	$13,862	$33,898	$36,338
EBITDA	1,827	2,232	2,244	5,008
MDC's Share of EBITDA	1,827	2,232	2,244	5,008
Corporate Expenses	$(7,314)	$(1,851)	$(16,228)	$(8,046)

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING PROFIT TO EBITDA*
(US$ in 000s)

For the Three Months September 30, 2005

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$ 9,543	$ 496	$ 3,798	$ (111)	$ 1,277	$ (8,127)	$ 6,876

Add:
Depreciation and amortization	5,505	910	225	513	550	265	7,968
Stock-based compensation	5	13	-	-	-	548	566

EBITDA *	15,053	1,419	4,023	402	1,827	(7,314)	15,410

Less: Minority Interests	(5,238)	(50)	(784)	-	-	-	(6,072)

MDC's Share of EBITDA**	$ 9,815	$ 1,369	$ 3,239	$ 402	$ 1,827	$ (7,314)	$ 9,338

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.

For the Three Months September 30, 2004

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$ 4,646	$ 1,683	$ 2,441	$ (880)	$ 1,786	$ (3,811)	$ 5,866

Add:
Depreciation and amortization	1,014	818	241	431	446	127	3,077
Stock-based compensation	23	48	-	-	-	1,833	1,904

EBITDA*	5,683	2,549	2,682	(449)	2,232	(1,851)	10,847

Less: Minority Interests	(1,491)	(170)	(591)	-	-	-	(2,252)

MDC's Share of EBITDA**	$ 4,192	$ 2,379	$ 2,091	$ (449)	$ 2,232	$ (1,851)	$ 8,595

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.

SCHEDULE 4

MDC PARTNERS INC.
RECONCILIATION OF OPERATING PROFIT TO EBITDA*
(US$ in 000s)

For the Nine Months September 30, 2005

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$ 20,616	$ 634	$ 8,951	$ (1,309)	$ 547	$ (18,840)	$ 10,598

Add:
Depreciation and amortization	13,044	2,634	659	1,434	1,697	338	19,806
Stock-based compensation	20	68	-	-	-	2,274	2,362

EBITDA *	33,680	3,336	9,610	125	2,244	(16,228)	32,766

Less: Minority Interests	(11,887)	(63)	(2,424)	-	-	-	(14,374)

MDC's Share of EBITDA**	$ 21,793	$ 3,273	$ 7,186	$ 125	$ 2,244	$ (16,228)	$ 18,392

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.

MDC PARTNERS INC. RECONCILIATION OF EBITDA* TO OPERATING PROFIT (US$ in 000s)
For the Nine Months September 30, 2004

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Secure	Secure	Corporate &
	Services	Management	Serivices	Cards	Paper	Other	Total

Operating Profit (Loss) as Reported	$ 12,357	$ 2,264	$ 6,333	$ (2,031)	$ 3,818	$ (14,852)	$ 7,887

Add:
Depreciation and amortization	2,761	2,345	669	1,169	1,190	177	8,311
Stock-based compensation	115	81	78	-	-	6,629	6,903

EBITDA*	15,233	4,690	7,080	(862)	5,008	(8,046)	23,101

Less: Minority Interests	(4,221)	(82)	(1,589)	-	-	-	(5,892)

MDC's Share of EBITDA**	$ 11,012	$ 4,608	$ 5,491	$ (862)	$ 5,008	$ (8,046)	$ 17,209

*	EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating profit plus depreciation and amortization plus
**	plus stock-based compensation less minority interests.

SCHEDULE 5

MDC PARTNERS INC.
RECONCILIATION OF LOSS FROM CONTINUING OPS TO CASH EARNINGS (US$ in 000s)

	Three Months	Nine Months
	Ended	Ended
	9/30/2005	9/30/2005

Net Income (Loss) from Continuing Operations	($2,525)	($6,969)
Depreciation & Amortization	8,291	20,717
Stock Based Compensation	566	2,362

Cash Earnings	6,332	16,110

Diluted Shares	23,711	23,152

Cash EPS	$0.27	$0.70

SCHEDULE 6

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2005	2004

Assets
Current Assets:
Cash and cash equivalents	$11,419	$22,673
Accounts receivable, net	122,291	111,399
Expenditures billable to clients	7,593	8,296
Inventories	10,675	10,792
Prepaid and other current assets	5,353	3,849

Current Assets	157,331	157,009

Fixed Assets, at cost, net	62,626	55,365
Investment in Affiliates	11,401	10,771
Goodwill	195,257	146,494
Other Intangible Assets, net	59,218	47,273
Deferred Tax Assets	16,003	12,883
Assets of Held for Sale	-	622
Other Assets	11,069	7,438

Total Assets	$512,905	$437,855

Liabilities and Shareholders' Equity
Current Liabilities:
Short term debt	$1,500	$6,026
Accounts payable	67,496	77,425
Accrued and other liabilities	62,693	58,347
Advance billings, net	43,762	46,090
Revolving credit facilty	80,000	-
Current portion of long term debt	2,617	3,218
Deferred acquisition consideration	964	1,775

Total Current Liabilities	259,032	192,881

Long-Term Debt	47,580	50,320
Liabilities Related to Assets Held for Sale	-	867
Other Liabilities	7,659	4,857
Deferred Tax Liabilities	706	854

Total Liabilities	314,977	249,779

Minority Interests	44,978	45,052

Shareholders' Equity:
Common stock	178,892	164,065
Share Capital to be Issued	3,909	3,909
Additional Paid in Capital	19,263	17,113
Deficit	(51,527)	(45,083)
Accumulated other comprehensive income	2,413	3,020

Total Shareholders' Equity	152,950	143,024

Total Liabilities and Shareholders' Equity	$512,905	$437,855